Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

(1)
Registration Statement (Form S-8 No. 333-260858) pertaining to the 2015 Equity Incentive Plan, the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan of Surrozen, Inc;

of our report dated March 28, 2022, with respect to the consolidated financial statements of Surrozen, Inc. included in this Annual Report (Form 10-K) of Surrozen, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Francisco, California

March 28, 2022